U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2013, we and Trinity Asset Management International Limited (“TAMIL”), a company formed under the laws of Mauritius, entered into an amendment of the Share Purchase Agreement (the “TAMIL Share Purchase Agreement”), dated as of September 19, 2013, under which TAMI had agreed to purchase 900,000 shares of our Common Stock, par value $0.001 per share, in specified installments during the period ending March 25, 2014 at a cash purchase price of $1.00 per share. Under the terms of the TAMIL Share Purchase Agreement, as amended, Trinity may purchase the 900,000 shares of our Common Stock from us from time to time during the period ending March 25, 2014 at a cash purchase price equal to the greater of $1.00 per share and 92% of the volume-weighted average trading price of shares of our Common Stock during the 20 trading day period ending on the day that is 3 days prior to the closing of the purchase and sale of our shares. A copy of the amendment to the TAMIL Share Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

As of the date of this Current Report, TAMIL has not purchased any shares under the Share Purchase Agreement, as so amended.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Sales of securities by us under the amendment to the TAMIL Share Purchase Agreement referred to above in Item 1.01 will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment, dated as of November 7, 2013, to the Share Purchase Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: November 12, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated as of November 7, 2013, to the Share Purchase Agreement, dated as of September 19. 2013, between SurePure, Inc. and Trinity Asset Management International Limited